Exhibit 99.1

Essential Properties Announces Third Quarter 2021 Results
- Third Quarter Net Income per Share of $0.23 and AFFO per Share of $0.33 -
- Closed Investments of $230.8 million at a 7.0% Weighted Average Cash Cap Rate -
- Issues 2022 AFFO Guidance of $1.46 to $1.50 per Share -

November 1, 2021

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Financial and Operating Highlights

Operating Results (compared to Third Quarter 2020):
•Investments (85 properties)	$ Invested	$230.8 million
	Weighted Avg Cash Cap Rate	7.0%
•Net Income per share	Increased by 77%	$0.23
•Funds from Operations ("FFO") per share	Increased by 38%	$0.36
•Core Funds from Operations ("Core FFO") per share	Increased by 33%	$0.36
•Adjusted Funds from Operations ("AFFO") per share	Increased by 22%	$0.33
Equity Activity:
•Equity Raised - ATM Program	$30.51/share	$102.6 million

Year to Date 2021 Financial and Operating Highlights

Operating Results (compared to YTD Third Quarter 2020):
•Investments (253 properties)	$ Invested	$651.8 million
	Weighted Avg Cash Cap Rate	7.0%
•Net Income per share	Increased by 46%	$0.57
•FFO per share	Increased by 81%	$0.98
•Core FFO per share	Increased by 82%	$1.02
•AFFO per share	Increased by 73%	$0.97
Equity Activity:
•Equity Raised - Follow-On Offering (April 15, 2021)	$23.50/share	$193.2 million
•Equity Raised - ATM Program	$27.15/share	$182.5 million
Debt Activity:
•Initial Public Debt Offering (June 22, 2021)	10 years; 2.95% coupon	$400.0 million
•Full Retirement of Secured Master Trust Funding Notes	4.19% wtd. avg. coupon	$171.2 million

Highlights Subsequent to Third Quarter 2021

•Investments (22 properties)	$ Invested	$47.1 million
•Dispositions (2 properties)	$ Gross Proceeds	$4.6 million
Equity Activity:
•Equity Raised - ATM Program	$28.53/share	$6.0 million

CEO Comments

Essential Properties’ President and Chief Executive Officer, Pete Mavoides, said, "Our third quarter results were driven by our fully stabilized and performing portfolio, our long-standing relationships with high-quality and growing middle-market operators, and an attractive capital markets environment. These positive trends, which developed earlier in the year, resulted in another quarter of robust investment activity that was conservatively capitalized. With this momentum carrying into the fourth quarter, we are establishing our 2022 AFFO per share guidance of $1.46 to $1.50, which we believe provides investors with a compelling growth opportunity."

Portfolio Update
Investments
The Company’s investment activity during the three and nine months ended September 30, 2021 is summarized as follows:

	Quarter Ended September 30, 2021	Year to Date September 30, 2021
Investments:
$ Invested	$230.8 million	$651.8 million
# of Properties	85	253
# of Separate Transactions	31	87
Weighted Average Cash and GAAP Cap Rate	7.0%/7.9%	7.0%/7.9%
WALT	16.4 years	15.3 years
% Sale-Leaseback Transactions	84%	86%
% Subject to Master Lease	80%	81%
% Required Financial Reporting (tenant/guarantor)	100%	100%

Dispositions
The Company’s disposition activity during the three and nine months ended September 30, 2021 is summarized as follows:

	Quarter Ended September 30, 2021	Year to Date September 30, 2021
Dispositions:
Net Proceeds	$10.1 million	$54.9 million
# of Properties Sold	11	36
Net Gain / (Loss)	$1.3 million	$8.8 million
Weighted Average Cash Cap Rate (excluding vacant properties and sales subject to a tenant purchase option )	6.5%	7.0%

Portfolio Highlights
The Company’s investment portfolio as of September 30, 2021 is summarized as follows:

Number of properties	1,397
Weighted average lease term	13.9 years
Weighted average rent coverage ratio	3.5x
Number of tenants	297
Number of states	45
Number of industries	17
Weighted average occupancy	99.9%
Total square feet of rentable space	12,399,236
Cash ABR - service-oriented or experience-based	94.5%
Cash ABR - properties subject to master lease	60.8%

Leverage and Balance Sheet and Liquidity
The Company's leverage, balance sheet and liquidity are summarized in the following table.

September 30, 2021
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.5x

Balance Sheet and Liquidity:
Cash and cash equivalents and restricted cash	$27.5 million
Unused borrowing capacity	$400.0 million
Total available liquidity	$427.5 million

ATM Program:
2021 ATM Program initial availability	$350.0 million
Aggregate gross sales under the 2021 ATM Program	$95.0 million
Availability remaining under the 2021 ATM Program	$255.0 million

Dividend Information

As previously announced, on September 2, 2021 Essential Properties' board of directors declared a cash dividend of $0.25 per share of common stock for the quarter ended September 30, 2021. The dividend was paid on October 14, 2021 to stockholders of record as of the close of business on September 30, 2021.

Guidance

2021 Guidance

The Company reiterates its previously issued expectation that 2021 AFFO per share on a fully diluted basis will be within a range of $1.30 to $1.32.

2022 Guidance

The Company currently expects 2022 AFFO per share on a fully diluted basis to be within a range of $1.46 to $1.50.

Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance periods.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Tuesday, November 2, 2021 at 11:00 a.m. EDT to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6784). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13724101. The telephone replay will be available through November 16, 2021.

A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Third Quarter Ended September 30, 2021 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2021, the Company’s portfolio consisted of 1,397 freestanding net lease properties with a weighted average lease term of 13.9 years and a weighted average rent coverage ratio of 3.5x. In addition, as of September 30, 2021, the Company’s portfolio was 99.9% leased to 297 tenants operating 423 different concepts in 17 industries across 45 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.

Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain

GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2,3]	$54,929	$40,799	$153,511	$116,806
Interest on loans and direct financing lease receivables	4,574	2,054	11,558	6,030
Other revenue	98	56	150	64
Total revenues	59,601	42,909	165,219	122,900

Expenses:
General and administrative[4]	5,596	5,917	18,497	19,706
Property expenses[5]	1,358	810	3,946	1,755
Depreciation and amortization	17,355	13,966	50,185	40,442
Provision for impairment of real estate	—	3,221	6,120	5,080
Change in provision for loan losses	16	14	(112)	531
Total expenses	24,325	23,928	78,636	67,514
Other operating income:
Gain on dispositions of real estate, net	1,343	1,003	8,841	3,971
Income from operations	36,619	19,984	95,424	59,357
Other (expense)/income:
Loss on repayment of secured borrowings[6]	—	—	(4,461)	(924)
Interest expense	(8,955)	(7,651)	(24,444)	(21,887)
Interest income	37	58	74	433
Income before income tax expense	27,701	12,391	66,593	36,979
Income tax expense	55	55	172	156
Net income	27,646	12,336	66,421	36,823
Net income attributable to non-controlling interests	(139)	(73)	(335)	(220)
Net income attributable to stockholders	$27,507	$12,263	$66,086	$36,603

Basic weighted-average shares outstanding	119,230,645	94,259,150	114,223,586	92,070,002
Basic net income per share	$0.23	$0.13	$0.58	$0.39

Diluted weighted-average shares outstanding	120,298,680	95,039,832	115,339,656	92,959,708
Diluted net income per share	$0.23	$0.13	$0.57	$0.39
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $233, $99, $464 and $356 for the three and nine months ended September 30, 2021 and 2020, respectively.
2.Includes reimbursable income from the Company’s tenants of $383, $71, $1,235 and $583 for the three and nine months ended September 30, 2021 and 2020, respectively.
3.During the nine months ended September 30, 2021, includes the recognition of $2,061 and $1,044 of cash and straight-line rent receivables, respectively, for previously unaccrued amounts from tenants that were moved from non-accrual to accrual accounting.
4.During the three and nine months ended September 30, 2020, includes non-recurring expenses of $115 and $234, respectively, for reimbursement of executive relocation costs and non-recurring recruiting costs and, during the nine months ended September 30, 2020, includes $1,093 for costs and charges incurred in connection with the termination of one of our executive officers.
5.Includes reimbursable expenses from the Company’s tenants of $383, $175, $1,233 and $686 for the three and nine months ended September 30, 2021 and 2020, respectively.
6.Includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs during the nine months ended September 30, 2021 and the write-off of $924 of deferred financing costs during the nine months ended September 30, 2020.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$925,622	$741,254
Building and improvements	1,859,189	1,519,665
Lease incentive	13,212	14,297
Construction in progress	2,797	3,908
Intangible lease assets	87,167	80,271
Total real estate investments, at cost	2,887,987	2,359,395
Less: accumulated depreciation and amortization	(182,567)	(136,097)
Total real estate investments, net	2,705,420	2,223,298
Loans and direct financing lease receivables, net	237,117	152,220
Real estate investments held for sale, net	3,984	17,058
Net investments	2,946,521	2,392,576
Cash and cash equivalents	27,509	26,602
Restricted cash	—	6,388
Straight-line rent receivable, net	52,825	37,830
Rent receivables, prepaid expenses and other assets, net	26,832	25,406
Total assets	$3,053,687	$2,488,802

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$—	$171,007
Unsecured term loans, net of deferred financing costs	626,805	626,272
Senior unsecured notes, net	394,632	—
Revolving credit facility	—	18,000
Intangible lease liabilities, net	12,867	10,168
Dividend payable	30,534	25,703
Derivative liabilities	20,510	38,912
Accrued liabilities and other payables	23,949	16,792
Total liabilities	1,109,297	906,854
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 121,362,362 and 106,361,524 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,214	1,064
Additional paid-in capital	2,057,674	1,688,540
Distributions in excess of cumulative earnings	(98,129)	(77,665)
Accumulated other comprehensive loss	(23,561)	(37,181)
Total stockholders' equity	1,937,198	1,574,758
Non-controlling interests	7,191	7,190
Total equity	1,944,389	1,581,948
Total liabilities and equity	$3,053,686	$2,488,802

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
(unaudited, in thousands except per share amounts)	2021	2020	2021	2020
Net income	$27,646	$12,336	$66,421	$36,823
Depreciation and amortization of real estate	17,329	13,903	50,108	40,330
Provision for impairment of real estate	—	3,221	6,120	5,080
Gain on dispositions of real estate, net	(1,343)	(1,003)	(8,841)	(3,971)
Funds from Operations	43,632	28,457	113,808	78,262
Other non-recurring expenses[1,2]	—	116	4,461	2,252
Core Funds from Operations	43,632	28,573	118,269	80,514
Adjustments:
Straight-line rental revenue, net	(5,086)	(3,960)	(13,950)	(9,321)
Non-cash interest expense	488	764	1,407	1,535
Non-cash compensation expense	1,103	1,351	4,554	4,041
Other amortization expense	68	(335)	2,487	1,018
Other non-cash charges	15	14	(118)	530
Capitalized interest expense	(19)	(63)	(55)	(223)
Transaction costs	—	3	—	112
Adjusted Funds from Operations	$40,201	$26,347	$112,594	$78,206

Net income per share[3]:
Basic	$0.23	$0.13	$0.58	$0.39
Diluted	$0.23	$0.13	$0.57	$0.39
FFO per share[3]:
Basic	$0.36	$0.26	$0.99	$0.54
Diluted	$0.36	$0.26	$0.98	$0.54
Core FFO per share[3]:
Basic	$0.36	$0.27	$1.03	$0.57
Diluted	$0.36	$0.27	$1.02	$0.56
AFFO per share[3]:
Basic	$0.33	$0.27	$0.98	$0.57
Diluted	$0.33	$0.27	$0.97	$0.56
1.During the nine months ended September 30, 2021, includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs.
2.Includes non-recurring expenses of $39 related to reimbursement of executive relocation costs during the three and nine months ended September 30, 2020, $1,093 for severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers during the nine months ended September 30, 2020, $77 and $196, respectively, of non-recurring recruiting costs during the three and nine months ended September 30, 2020, and our $924 loss on repayment of secured borrowings during the nine months ended September 30, 2020.
3.Calculations exclude $61, $95, $249 and $302 from the numerator for the three and nine months ended September 30, 2021 and 2020, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended September 30, 2021
Net income	$27,646
Depreciation and amortization	17,355
Interest expense	8,955
Interest income	(37)
Income tax expense	55
EBITDA	53,974
Provision for impairment of real estate	—
Gain on dispositions of real estate, net	(1,343)
EBITDAre	52,631
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	2,665
Adjustment to exclude other non-recurring activity[2]	16
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(125)
Adjusted EBITDAre - Current Estimated Run Rate	55,187
General and administrative	5,596
Adjusted net operating income ("NOI")	60,783
Straight-line rental revenue, net[1]	(5,172)
Other amortization expense	190
Adjusted Cash NOI	$55,801

Annualized EBITDAre	$210,524
Annualized Adjusted EBITDAre	$220,748
Annualized Adjusted NOI	$243,132
Annualized Adjusted Cash NOI	$223,204
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate made during the three months ended September 30, 2021 had occurred on July 1, 2021.
2.Adjustment includes the $16 adjustment to our provision for loan loss.
3.Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	September 30, 2021

Total secured debt	$—

Unsecured debt:
$200mm term loan	200,000
$430mm term loan	430,000
Senior Unsecured Notes	400,000
Revolving credit facility[1]	—
Total unsecured debt	1,030,000
Gross debt	1,030,000
Less: cash & cash equivalents	(27,509)
Less: restricted cash available for future investment	—
Net debt	1,002,491

Equity:
Preferred stock	—
Common stock & OP units (121,916,209 shares @ $27.92/share as of 9/30/21)[2]	3,403,901
Total equity	3,403,901
Total enterprise value ("TEV")	$4,406,392

Net Debt / TEV	22.8%
Net Debt / Annualized Adjusted EBITDAre	4.5x
1.The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
2.Common equity & units as of September 30, 2021, based on 121,362,362 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.